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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-109196 of BioVeris Corporation on Form S-4 of our report dated September 25, 2003, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the headings "Summary Historical Consolidated Financial Data", "Selected Historical Consolidated Financial Data" and "Experts" in such Proxy Statement/Prospectus.

/s/ Deloitte & Touche LLP

McLean, Virginia
December 29, 2003